Exhibit 10.15

[Letterhead of Dendreon Corporation]

June 22, 2004

VIA U.S. POSTAL SERVICE

A. Bruce Montgomery, M.D.

Corus Pharma, Inc.

2025 First Avenue, Suite 800

Seattle, WA 98121

Re:	Sublease at 3005 First Avenue

Dear Dr. Montgomery:

This letter confirms the following agreement between Dendreon Corporation (“Dendreon”) and Corus Pharma, Inc. (“Corus”) under the Sublease dated September 6, 2002, as amended (“Sublease”). Effective March 1, 2004, Corus relinquished and Dendreon regained Office 345, Office 344, and Open Lab Area 333A for a total of 889 square feet. Therefore, as of March 1, 2004, the Base Rent due by Corus under the Sublease is reduced by $2, 560 per month. Except as set forth expressly in the preceding two sentences, all of the terms and conditions of the Sublease between Dendreon and Corus remain in full force and effect.

Please signify your agreement with the foregoing by signing the acknowledgement line below and returning the original of this letter to me. If you have any questions, or if this letter does not accurately reflect our agreement, please call Deborah Elvins, Vice President Legal Affairs at (206) 829-1633.

Very truly yours,

/s/ Deborah A. Elvins
Deborah A. Elvins Vice President, Legal Affairs

ACKNOWLEDGED AND AGREED: Corus Pharma, Inc.
cc: Andy Scherer

	By:	/s/ A. Bruce Montgomery

	Title:	CEO

	Date:	6/28/04